UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 7, 2010
WILLIAMS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32599 (Commission File Number)	20-2485124 (I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of Principal Executive Offices)	74172-0172 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 918/573-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 28, 2010, Williams Partners L.P. (the “Partnership”) issued and sold to the Underwriters (as defined below) 9,250,000 common units representing limited partner interests in the Partnership at a price to the public of $42.40 per common unit pursuant to an underwriting agreement with Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”). On October 5, 2010, the Underwriters exercised their option to purchase an additional 1,387,500 common units to cover over-allotments. Closing of the issuance and sale of the 1,387,500 additional common units is expected to occur on October 8, 2010. This report is being filed for the sole purpose of filing the opinion of Gibson, Dunn & Crutcher LLP, attached hereto as Exhibit 5.1, as to the legality of the additional common units.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

DATED: October 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.